                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Lightbridge, Inc. on Form S-4 of our report dated January 7, 1998, relating to the financial statements of Subscriber Computing, Inc. as of September 30, 1997 and for the year then ended (not presented separately therein), appearing in the Annual Report on Form 10-K of Corsair Communications, Inc. for the fiscal year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California
November 15, 2000